Exhibit 99.1

For Immediate Release

Contact:	VAN A. DUKEMAN, President/CEO
Main Street Trust, Inc.
P. O. Box 4028
Champaign, IL 61824-4028
Phone: 217.351.6568
FAX: 217.351.6651

Main Street Trust Reports Year End and Fourth Quarter 2006 Earnings

CHAMPAIGN, Ill., January 29, 2007/PRNewswire — Main Street Trust, Inc., OTCBB:MSTI), reported consolidated net income for the quarter ending December 31, 2006 of $5.069 million compared to $4.497 million for the same period in 2005, an increase of 12.7%. Consolidated net income per diluted share for the quarter ended December 31, 2006 totaled $0.50, compared to $0.44 per diluted share for the same period in 2005, a 13.6% increase. The Company achieved a record $19.237 million in consolidated net income for the year ending December 31, 2006, compared to $18.308 million in 2005, an increase of 5.1%. Consolidated net income per diluted share for the year ended December 31, 2006 totaled $1.88 compared to $1.80 per diluted share for the same period in 2005, an increase of 4.4%.

Van A. Dukeman, President and CEO stated that, “Loan quality continues to be good, with net charge-offs at 0.08% of loans and non-performing loans at 0.82% of loans.  The loan loss reserve to loans ended the year above peer at 1.44%. Our retail payment processing subsidiary, FirsTech, Inc., delivered a record $1.807 million in net income in 2006, compared to last year’s record $1.525 million, an increase of 18.5%. In addition, Main Street Wealth Management grew to over $2.3 billion in assets under management this year, and generated $8.235 million in trust and brokerage fee income, an increase of 8.4%.

On September 21, 2006, we announced a “merger of equals” transaction with First Busey Corporation. This combination is expected to create a financial organization with total assets of approximately $4.2 billion, serving customers in Central Illinois, Indianapolis and Florida with approximately 60 full-service banking centers and more than 120 ATM locations. We continue to be excited about the future of the “New Busey” organization.”

Dukeman further stated that, “Record earnings, continued strong credit quality, and strategic business transactions demonstrated once again in 2006 how focused and determined we remain to executing our vision of becoming THE respected and innovative leader in the financial services industry.”

Cash Dividend Paid

The Company distributed a $0.25 per share cash dividend on January 26, 2007, payable to shareholders of record on January 12, 2007.  This is the first quarterly cash dividend paid in 2007, and is an 8.7% increase over the $0.23 per share paid in January 2006.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.5 billion in assets as of December 31, 2006, providing financial services at 23 locations in Downstate Illinois. Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 80 locations throughout Illinois. In addition, Main Street Wealth Management has $2.3 billion of financial assets under management for individuals and institutions. Main Street Trust, Inc. also owns a retail payment processing subsidiary — FirsTech, Inc., which processes over 25 million items per year.

2

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)	December 31,	September 30,	December 31,
	2006	2006	2005
ASSETS
Cash and cash equivalents	$61,385	$59,309	$94,066
Investments in debt and equity securities	402,695	431,222	444,623
Mortgage loans held for sale	1,116	1,912	1,661
Loans, net of allowance for loan losses	987,485	980,499	1,002,927
Premises and equipment	22,447	22,402	23,047
Goodwill	20,736	20,736	20,736
Core deposit intangibles	3,698	3,916	4,569
Accrued interest receivable	9,663	11,359	8,461
Other assets	27,376	26,795	25,047

Total assets	$1,536,601	$1,558,150	$1,625,137

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,233,487	$1,251,147	$1,275,972
Federal funds purchased, repurchase agreements and notes payable	108,323	110,956	118,452
Federal Home Loan Bank advances and other borrowings	24,477	29,574	67,386
Accrued interest payable	5,187	4,893	4,657
Other liabilities	14,772	13,377	14,901

Total liabilities	$1,386,246	$1,409,947	$1,481,368

Total shareholders’ equity	150,355	148,203	143,769

Total liabilities and shareholders’ equity	$1,536,601	$1,558,150	$1,625,137

Consolidated Statements of Income

(Unaudited, in thousands)	Quarter Ended:		Twelve Months Ended:
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Interest Income:
Loans and fees on loans	$18,300	$17,027	$70,507	$60,988
Investments in debt and equity securities
Taxable	4,421	3,196	17,742	12,465
Tax-exempt	277	360	1,183	1,516
Federal funds sold and interest bearing deposits	362	771	1,327	2,023
Total interest income	23,360	21,354	90,759	76,992

Interest expense:
Deposits	9,166	6,718	33,555	21,589
Federal funds purchased, repurchase agreements and notes payable	1,467	969	5,531	3,097
Federal Home Loan Bank advances and other borrowings	380	808	2,126	2,793
Total interest expense	11,013	8,495	41,212	27,479

Net interest income	12,347	12,859	49,547	49,513

Provision for loan losses	450	450	1,800	1,530

Net interest income after provision for loan losses	11,897	12,409	47,747	47,983

Non-interest income:
Remittance processing	1,940	1,604	7,306	6,748
Trust and brokerage fees	2,291	1,794	8,235	7,599
Service charges on deposit accounts	658	794	2,719	2,923
Securities transactions, net	177	(136)	456	(586)
Gain on sales of mortgage loans, net	154	160	596	886
Other	851	890	3,271	2,907
Total non-interest income	6,071	5,106	22,583	20,477

Non-interest expense:
Salaries and employee benefits	5,879	5,774	23,572	23,099
Occupancy	727	781	3,049	3,074
Equipment	651	637	2,513	2,592
Data processing	892	747	3,170	2,416
Office supplies	356	339	1,248	1,245
Amortization expense- core deposit intangibles	217	218	870	653
Service charges from correspondent banks	70	124	284	513
Other	1,387	1,845	6,242	6,187
Total non-interest expense	10,179	10,465	40,948	39,779

Income before income taxes	7,789	7,050	29,382	28,681

Income taxes	2,720	2,553	10,145	10,373
Net income	$5,069	$4,497	$19,237	$18,308

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2006	2005	2006	2005
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.51	$0.46	$0.44	$1.91	$1.82
Weighted average shares of common stock outstanding	10,033,891	10,076,548	10,197,424	10,094,433	10,060,032
Diluted earnings per share	$0.50	$0.46	$0.44	$1.88	$1.80
Weighted average shares of common stock and dilutive potential common shares outstanding	10,204,738	10,189,861	10,294,786	10,222,543	10,157,409
Market price per share at period end(1)	$35.25	$34.45	$29.85	$35.25	$29.85
Price to book ratio(1)	235.00%	233.56%	210.66%	235.00%	210.66%
Price to earnings ratio(1)(2)	18.46	18.83	16.40	18.46	16.40
Cash dividends paid per share	$0.23	$0.23	$0.22	$0.92	$0.88
Cash dividends declared per share	$0.25	$0.23	$0.23	$0.94	$0.89
Book value per share	$15.00	$14.75	$14.17	$15.00	$14.17
Tangible book value per share(3)	$12.71	$12.45	$11.68	$12.71	$11.68
Ending number of common shares outstanding	10,022,369	10,046,079	10,146,675	10,022,369	10,146,675

AVERAGE BALANCES
Assets	$1,545,864	$1,551,348	$1,593,509	$1,569,684	$1,474,691
Investment securities	413,929	442,387	389,215	448,396	366,127
Gross loans(4)	999,972	982,152	1,025,537	988,980	957,824
Earning assets	1,420,052	1,423,770	1,470,756	1,442,780	1,360,236
Deposits	1,233,281	1,229,713	1,243,489	1,238,918	1,147,426
Interest bearing liabilities	1,164,188	1,171,468	1,222,910	1,187,942	1,118,939
Common shareholders' equity	149,496	146,880	144,286	146,844	136,621

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$12,497	$12,680	$13,057	$50,200	$50,344
Gross loans(4)	1,003,038	996,644	1,018,060	1,003,038	1,018,060
Allowance for loan losses	14,437	14,233	13,472	14,437	13,472
Total assets under management	2,345,203	2,332,516	1,959,495	2,345,203	1,959,495

PERFORMANCE RATIOS
Return on average assets(5)	1.30%	1.20%	1.12%	1.23%	1.24%
Return on average equity(5)	13.45%	12.64%	12.37%	13.10%	13.40%
Net yield on average earning assets(5)(6)	3.49%	3.53%	3.52%	3.48%	3.70%
Interest spread(5)(6)	2.82%	2.89%	3.05%	2.87%	3.26%
Net overhead efficiency ratio(6)(7)	55.35%	57.36%	57.19%	56.62%	55.71%
Non-interest revenues as a % of total revenues(7)(8)	32.31%	30.47%	28.96%	30.87%	29.84%
Allowance for loan losses to loans	1.44%	1.43%	1.32%	1.44%	1.32%
Allowance as a percentage of non-performing loans	175.78%	167.86%	449.07%	175.78%	449.07%
Average loan to deposit ratio	81.08%	79.87%	82.47%	79.83%	83.48%
Dividend payout ratio(2)	49.21%	50.27%	48.90%	49.21%	48.90%

ASSET QUALITY
Net charge-offs	$246	$112	$666	$835	$1,142
Non-performing loans	8,213	8,479	3,000	8,213	3,000
Other non-performing assets	177	231	224	177	224

(1) Closing price at end of period

(2) Last 12-months earnings

(3) Net of goodwill and core-deposit intangibles

(4) Loans include mortgage loans held for sale and nonaccrual loans

(5) Annualized

(6) On a fully tax-equivalized basis

(7) Does not include securities gains/losses

(8) Net of interest expense

Special Note Concerning Forward-Looking Statements

This document may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions, including the merger with First Busey Corporation; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.